                                                                      EXHIBIT 10

                           [IMPERIAL BANK LETTERHEAD]

                                      NOTE

$12,000,000.00*                Inglewood, California,         September 22, 1997

On June 30, 1998, and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK ("Bank") a California banking corporation, or order, at its Los Angeles Airport Regional office, the principal sum of $12,000,000.00 MAXIMUM or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of disbursement or N/A, whichever is later, on the unpaid principal balance [ ] at
the rate of     % per year [X] at the rate of 0.00% per year in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00, whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

Interest shall be payable [X] monthly [ ] quarterly [ ] included with principal [ ] in addition to principal [ ] beginning October 29, 1997, and if not so paid shall become a part of the principal. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.
[ ] (If checked), Principal shall be payable in installments of $         or
more, each installment on the     day of each      , beginning             .
Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

     Any partial prepayment shall be applied to installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

     Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor; or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.


     If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

     If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorneys fee incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

     No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

*Up to $15,000,000.00 from September 22, 1997 through and including September 30, 1997. Up to $23,000,000.00 from October 1, 1997 through and including January 31, 1998. Subject to the conditions, restrictions and limitations contained in the Credit Terms and Conditions dated September 22, 1997, and attached Reference Provision.

T.HQ, INC.                              By:
------------------------------------    ----------------------------------------

MALIBU GAMES, INC.                      By:
------------------------------------    ----------------------------------------

BLACK PEARL SOFTWARE, INC.              By:
------------------------------------    ----------------------------------------


L 494 E (REV 6/97)

Attachment to the Note dated September 22, 1997
T.HQ, INC., MALIBU GAMES, INC., AND BLACK PEARL SOFTWARE, INC.

The following Reference Provision is by this reference incorporated in the
Note:

        "REFERENCE PROVISION

1. Other than (i) non-judicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Note ("Agreement"), which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property securing this Agreement, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP
Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP
Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

2. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceedings. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

3. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new rial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

4. In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding."

T.HQ, INC.

By:
    -----------------------------------


MALIBU GAMES, INC.

By:
    -----------------------------------


BLACK PEARL SOFTWARE, INC.

By:
    -----------------------------------

IMPERIAL BANK                                  September 22, 1997
9920 S. La Cienega Bl.
Inglewood, California, 90301

Subject:  CREDIT TERMS AND CONDITIONS

Gentlemen:

To induce you ("Bank") to make loans to T.HQ, Inc., Malibu Games, Inc., Black Pearl Software, Inc. ("Borrowers"), and in consideration of any loan or loans you, in your sole discretion, may make to Borrowers, Borrowers jointly and severally warrant and agree as follows:

A.   Borrowers represent and warrants that:

     1. EXISTENCE AND RIGHTS. Borrowers are corporations duly organized and existing and in good standing under the laws of the State of New York and Illinois, without limit as to the duration of their existence and are authorized and in good standing to do business in the State of California; Borrowers have powers and adequate authority, rights and franchises to own their property and to carry on their business as now conducted, and are duly qualified and in good standing in each State in which the character of the properties owned by them therein or the conduct of their business makes such qualification necessary; and Borrowers have the power and adequate authority to make and carry out this Agreement. Borrower intends to reincorporate T.HQ, Inc. to Delaware and to dissolve Black Pearl Software, Inc. and Malibu Games, Inc. Borrowers have no investment in any other business entity, other then as disclosed in Borrower's financial statements.

     2. AGREEMENT AUTHORIZED. The execution, borrowings delivery and performance of this Agreement is duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; is not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrowers in accordance with their terms.

     3. NO CONFLICT. The execution, delivery and performance of this Agreement is not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrowers are a party or by which they or any of their property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

     4. LITIGATION. There is no litigation other than disclosed in financial statements or other proceeding pending or threatened against or affecting Borrowers, and Borrowers are not in default with respect to any order, writ, injunction, decree or demand of court or other governmental or regulatory authority.

     5. FINANCIAL CONDITION. The balance sheet of Borrowers as of 8/30/97 a copy of which has heretofore been delivered to you by Borrowers, and all other statements and data submitted in writing by Borrowers to you in connection with this request for credit is true and correct in all material respects, and said balance sheet truly presents the financial condition of

Borrowers as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no material adverse changes in the financial condition of business of Borrowers. Borrowers have no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrowers have not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of their business, which may have a materially adverse effect upon their financial condition, operations or business as now conducted.

     6. TITLE TO ASSETS. Borrowers have good title to their assets, and the same are not subject to any liens or encumbrances other than those permitted by Section C.3 hereof.

     7. TAX STATUS. Borrowers have no liability for any delinquent state, local or federal taxes, and, if Borrowers have contracted with any government agency, Borrowers have no liability for renegotiation of profits.

     8. TRADEMARKS, PATENTS. Borrowers, as of the date hereof, possess all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct their business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

     (a) The Borrowers shall use all reasonable commercial efforts to obtain from all persons, corporations, partnerships, limited liability companies, and other entities from whom the Borrowers have obtained or from time to time will obtain licenses in connection with the video games which they sell (the "Licensors") the consent of such Licensors to the Borrowers' granting to the Bank of a security interest in such licenses, (ii) to obtain from the Licensors their cooperation in connection with the Bank obtaining a perfected first priority security interest in such licenses, which cooperation shall include, without limitation, the execution and delivery by the Licensors of memoranda of licenses and other documents which may be filed in the U.S. Copyright Office to evidence the licenses granted to the Borrowers, and (iii) to obtain from Licensors the right of the Bank to have a reasonable period of time in which to foreclose on Borrowers' inventory and liquidate the same before said Licensors terminate the right of the Borrowers (or the Bank) to sell the remaining inventory.

     (b) The Borrowers hereby jointly and severally represent and warrant that all agreements between "Licensors" (as that term is defined herein) and Borrowers are in full force and effect and are enforceable in accordance with their respective terms against the parties thereto. The foregoing representations and warranties shall be deemed made again each time that the Bank advances any monies to the Borrowers under this Agreement or any other agreement by and among any of the Borrowers and the Bank.

     9. REGULATION U. The proceeds of this loan shall not be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

B. Borrowers agree that so long as they are indebted to you, under, or other indebtedness, they will, unless you shall otherwise consent in writing:

     1. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of their business; maintain their properties, equipment and facilities in good order and repair; conduct their business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve their existence.

     2. INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all their insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment.

     3. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against them or any of their properties, and all their other liabilities at any time existing, except to the extent and so long as:

        (a) The same is being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon their financial condition or the loss of any right of redemption from any sale thereunder; and

        (b) They shall have set aside on their books reserves (aggregated to the extent required by generally accepted accounting practice) deemed by them adequate with respect thereto.

     4. NET WORTH AND WORKING CAPITAL. Borrowers shall maintain a tangible net worth (meaning the excess of all assets, including prepaid royalties, any value for goodwill, trademarks, patents, copyrights, leaseholds, all amounts due from officers, stockholders, affiliates, organization expense and other similar intangible items, over their liabilities of not less than $24,000,000; maintain net current assets excluding all amounts due amounts due from officers, stockholders, and affiliates (i.e. working capital) of not less than $9,000,000; and maintain a ratio of current assets to current liabilities of not less than 1.50 to 1.00; all as computed and determined in accordance with generally accepted accounting principles on a basis consistently maintained by Borrowers.

     5. DEBT TO TANGIBLE NET WORTH. Borrowers shall maintain a ratio of total liabilities to tangible net worth of not more than 1.00 to 1.00.

     6. CASH FLOW TO CURRENT PORTION TERM DEBT AND LEASES. Borrowers shall maintain a ratio of cash flow to current portion term debt and leases of not less than 1.25 to 1.00 for each quarter and fiscal period. Cash flow is defined as net profit after taxes plus depreciation and amortization less dividends or distributions.

     7. Compliance with all financial covenants shall be calculated and monitored on a quarterly basis.

     8. Maintain profitable operations on a fiscal year end basis.

     9. OUT-OF-DEBT PERIOD. Borrowers shall be out-of-debt for 30 consecutive days during each line year on the revolving line of credit loans borrowings.

     10. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit your representatives to have access to, and to examine their properties, books and records at all reasonable times during normal business hours; and furnish you:

                (a) As soon as available, and in any event within 45 days after the close of each quarter of any each fiscal year of Borrowers, commencing with the quarter next ending, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail accompanied by Form 10-Q, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrowers and certified by an appropriate officer of Borrowers, subject, however, to year-end audit adjustments;

                (b) As soon as available, and in any event within 120 days after the close of each fiscal year of Borrowers, a report of Company as of the close of and for such fiscal year, all in reasonable detail accompanied by Form 10-K, submitted on an "Unqualified" basis by accountants satisfactory to you.

                (c) Within 120 days after the end of each fiscal year of Borrowers, a certificate of chief financial officer or partner of Borrowers, stating that Borrowers have performed and observed each and every covenant contained in this Letter to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof;

                (d) Promptly after the receipt thereof by Borrowers, copies of any detailed audit reports submitted to Borrowers by independent accountants in connection with each annual or interim audit of the account of Borrowers made by such accountants;

                (e) Promptly after the same is available, copies of all such proxy statements, financial statements and reports as Borrowers shall send to their stockholders, if any, and copies of all reports which Borrowers may file with the Securities and Exchange Commission or any governmental authority at any time substituted therefor;

                (f) Quarterly accounts receivable and accounts payable summary agings, within 20 days after and as of the end of the preceding quarter; and

                (g) Such other information relating to the affairs of Borrowers as you reasonably may request from time to time.

C. Borrowers agrees that so long as it is indebted to you, it will not, without your written consent, such consent not to be reasonably denied:

        1. TYPE OF BUSINESS; EXECUTIVES' COMPENSATION. Make any substantial change in the character of their business; or make any change in their executive management.

        2. OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from you except obligations now existing as shown in the financial statement dated 6/30/97, excluding those being refinanced by your bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.

     3. LIENS AND ENCUMBRANCES. Create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned, other than liens for taxes not delinquent and liens in your favor.

     4. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary course and normal course of their business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of their business.

     5. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of their business as now conducted; or sell, lease, assign, or transfer any substantial part of their business or fixed assets, or any property or other assets necessary for the continuance of their business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

     6. DIVIDENDS, STOCK PAYMENTS. If a corporation, declare or pay any dividend (other than dividends payable in common stock of Borrowers) or make any other distribution on any of their capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock.

     7. CAPITAL EXPENDITURES. Make or incur obligations for capital expenditures in excess of $700,000 in any one fiscal year.

     8. LEASE LIABILITY. Make or incur liability for payments of rent under leases of real property in excess of $400,000 and personal property in excess of $200,000 in any one fiscal year.

D. The occurrence of any of the following events of default shall, at your option, terminate your commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrowers's indebtedness to you immediately due and payable, all without demand, presentment or notice, all of which is hereby expressly waived:

     1. FAILURE TO PAY NOTE. Failure to pay any installment of principal of or interest on any indebtedness of Borrowers to you.

     2. BREACH OF COVENANT. Failure of Borrowers to perform any other term or condition of this Letter of Inducement binding upon Borrowers, where such breach has a material financial consequence.

     3. BREACH OF WARRANTY. Any of Borrowers' material representations or material warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

     4. INSOLVENCY; RECEIVER OR TRUSTEE. Borrowers shall become insolvent; or admit their inability to pay their debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of their property or business.

     5. JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrowers or any of their assets and shall remain unvacated, unbonded or unstayed for a period of 10 days or in any event later than five days prior to the date of any proposed sale thereunder.

     6. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrowers and, if instituted against it, shall be consented to.

E.   Miscellaneous Provisions.

     1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Imperial Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this agreement or any note issued in connection with a loan that Imperial Bank may make hereunder, is cumulative to, and not exclusive of, any rights or remedies otherwise available.

     2. NOTICE OF DEFAULT. Promptly notify Imperial Bank in writing of the occurrence of any event of default hereunder upon the notice and lapse of time.

     3. OPERATING ACCOUNTS. Borrowers shall maintain all primary domestic accounts and banking relationship with Imperial Bank during the term of the Loan. Borrowers shall maintain, or cause to be maintained, on deposit with Imperial Bank, non-interest bearing demand deposit balances sufficient to compensate Bank for all services provided by Bank. Balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds. Any deficiencies shall be charged directly to the Borrowers on a monthly basis.

     4. Borrowers will have received supporting domestic letters of credit in their favor in an amount equal to any additional requested commercial letters of credit, once the total amount of letters of credit issued by Bank equals or exceeds $15,000,000.00.

T.HQ, INC.                              BLACK PEARL SOFTWARE, INC.

By: ______________________________      By: ____________________________________
     President                                President

MALIBU GAMES, INC.

By: ______________________________
     President

                           [IMPERIAL BANK LETTERHEAD]


                         ITEMIZATION OF AMOUNT FINANCED
                           DISBURSEMENT INSTRUCTIONS

Name(s): T.HQ, INC.                                    Date: September 22, 1997

         MALIBU GAMES, INC., BLACK PEARL SOFTWARE, INC.

     $                   paid to you directly by Cashiers Check No.

     $  23,000,000.00    credited to deposit account No. 09-098-992
                         When advances or wires are requested and for the issuance of Letters of Credit

     $                   paid on Loan(s) No.

     $                   amounts paid to Bank for:

     Amounts paid to others on your behalf;

     $                   to                             Title Insurance Company

     $                   to Public Officials

     $                   to

     $                   to

     $                   to

     $                   to

     $  23,000,000.00    SUBTOTAL (NOTE AMOUNT)

Less $           0.00    Prepaid Finance Charge (Loan fee(s))

     $  23,000,000.00    TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.

T.HQ, INC.                               BLACK PEARL SOFTWARE, INC.

BY:                                      BY:
---------------------------------------  --------------------------------------
              Signature                                Signature


MALIBU GAMES, INC.

BY:                                      BY:
---------------------------------------  --------------------------------------
              Signature                                Signature


L 531 E(Rev 10/92)

                           [IMPERIAL BANK LETTERHEAD]

                         AGREEMENT TO PROVIDE INSURANCE
                          (REAL OR PERSONAL PROPERTY)

To:  IMPERIAL BANK                      Date: September 22, 1997
     9920 La Cienega Blvd.              Borrower:
     Inglewood, California 90301        T.HQ, Inc.
                                        MALIBU GAMES, INC.
                                        BLACK PEARL SOFTWARE, Inc.

In consideration of a loan in the amount of $23,000,000.00, secured by all tangible personal property including inventory and equipment

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add Imperial Bank as loss payee on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:

     1. Fire and extended coverage in an amount sufficient to cover:

          a)  The amount of the loan, OR

          b)  All existing encumbrances, whichever is greater,

        But not in excess of the replacement value of the improvements on the real property.

     2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Imperial Bank, or any other form acceptable to Bank.

                             INSURANCE INFORMATION

Insurance Co./Agent                             Telephone No.:

Agent's Address:

                                                T.HQ, INC.    MALIBU GAMES, INC.

                         Signature of Obligor:  By:           BY:
                                                --------------------------------
                                                BLACK PEARL SOFTWARE, Inc.

                         Signature of Obligor:  By:
                                                --------------------------------


================================================================================

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             FOR BANK USE ONLY

  INSURANCE VERIFICATION:   Date:
                                 --------------
  Person Spoken to:
                   ----------------------------
  Policy Number:
                -------------------------------
  Effective From:               To:
                 --------------    ------------
  Verified By:
              ---------------------------------
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L 245 E (R 10/92)